Exhibit 10.4

MASTER LOAN AND SECURITY AGREEMENT

This Master Loan and Security Agreement (this “Agreement”) dated as of August 31, 2009 is made by and between FIFTH THIRD BANK, an Ohio banking corporation, for itself and as agent for any affiliate of Fifth Third Bancorp (together with its successors and assigns, the “Lender”), and STELLARIS LLC, a limited liability company organized under the laws of the State of Nevada and having a principal place of business at 26000 Commercentre Drive, Lake Forest, CA 92630 (“Borrower”).

RECITALS

WHEREAS, Lender has determined that it may make one or more loans, advances or other extensions of credit (each an “Advance” and collectively, the “Loan”), in its sole and absolute discretion, to Borrower;

WHEREAS, Lender and Borrower desire to set forth the general requirements and conditions for the approval of credit to Borrower applicable to the Loan; and

WHEREAS, for each additional extension of credit, Lender may impose additional requirements as it deems necessary for the approval of the credit, terms, the documentation of the associated Advance, and the perfection of Lender’s security interests;

NOW, THEREFORE, the parties agree that it is appropriate to enter into this Master Loan and Security Agreement in order to set forth general terms and conditions that shall be applicable to each Advance and the Loan and to establish the framework for the making of future Advances and the documentation thereof.

1.             General Terms Applicable to Loans, Advances and Credit Commitments.

(a)           Each Advance individually, and the Loan generally, shall be subject to the terms and conditions of this Agreement and any additional terms or conditions which Lender may specify to Borrower in the case of any particular Advance to Borrower.

(b)           As of the date of this Agreement, Lender has NOT extended to Borrower any credit commitment (“Commitment”) or made any representation or warranty to Borrower that a Commitment will be extended to Borrower.  Any Commitment, if made at all, shall be made in writing by Lender in either a separate commitment letter, in the written documentation relating to a particular Advance or evidenced by the promissory note relating to such Advance.  The drafting of documents relating to a requested Advanced, preliminary proposals made to Borrower, or Lender’s furnishing of drafts of documents to Borrower, however, shall not signify or be interpreted as the making of a Commitment.  No credit Commitment may be extended without the completion of Lender’s internal credit approval processes and any such Commitment at the time of an Advance shall only be made upon and evidenced by the completion and execution of written documentation satisfactory to Lender in all respects and in its sole discretion.

(c)           Advances (if any) shall be made on or before any applicable Commitment termination or expiration date specified by Lender with regard to such Advances or the Loans generally.

(d)           Borrower shall give Lender notice (which shall be irrevocable) not later than 10:00 am (Eastern time) on the third Business Day prior to the requested day for the making of any Advance, which notice shall include the contemporaneous delivery to Lender of the documents described herein.  Each such notice shall specify (a) the requested date for the making of such Advance which shall be a Business Day and (b) the amount of such Advance.  As used herein, the term “Business Day” means any day other than Saturday or Sunday or other days on which banks are authorized or required to close in Cincinnati, Ohio.

2.             Principal and Interest.

(a)           The obligation to repay any Loan hereunder shall be evidenced by one or more promissory notes payable by Borrower to the order of Lender (as each such promissory note may be amended, amended and restated, supplemented or modified from time to time, a “Note”).  Each Note shall bear interest, be payable and mature as set forth in the Note.  Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), or if the Note is accelerated in accordance with the terms of this Loan Agreement, the outstanding principal and all accrued interest, as well as any other charges due Lender hereunder, shall bear interest from the date on which such amount shall have first become due and payable to Lender to the date on which such amount shall be paid to Lender (whether before or after judgment), at a default rate, to be determined by Lender in its sole discretion from time to time, equal to up to six percentage points (6.0%) in excess of the otherwise applicable rate of interest, not to exceed the maximum rate permitted by applicable law (the “Default Rate”).

(b)           Time is of the essence with respect to the payment and performance of the Obligations (as defined below) to be paid or otherwise performed under this Agreement, the Note and all of the other Loan Documents (as defined below).

(c)           Once repaid no Advance may be reborrowed hereunder.

(d)           If Borrower fails to pay any amount due hereunder, after the expiration of any applicable grace period, Borrower shall pay to Lender a late payment fee equal to five percent (5%) of the amount unpaid.  Such fee shall be payable on demand and shall constitute part of the Obligations.

(e)           All amounts due hereunder and under the Note will be due on the dates or at the times specified hereunder or under the Note regardless of whether Borrower has received any notice that such amounts are due.

(f)            Principal and interest payments, and any other amounts due hereunder, shall be made to Lender at the address specified herein or such other address as Lender may designate from time to time, in writing.

3.             Security.

(a)           As security for the payment as and when due of the indebtedness of Borrower to Lender under this Agreement, any Note and any other documents relating thereto (and any renewals, extensions and modifications thereof) and under any other agreement or instrument (as the same may be renewed, extended or modified and hereinafter collectively referred to as the “Loan Documents”), both now in existence and hereafter created relating to Borrower’s acquisition of the equipment described on Schedule A hereto (as supplemented from time to time) or on any similar schedule attached to a Note (collectively, the “Equipment” and, individually, an “Item of Equipment”), together with any other obligation of Borrower to Lender or its affiliates, and the performance as and when due of all obligations of Borrower under the Loan Documents and any Rate Management Agreement (as the same may be renewed, extended or modified; and hereinafter collectively referred to as the “Obligations”), Borrower hereby grants to Lender a first priority security interest in all of Borrower’s right, title and interest in the following (whether now existing or hereafter created and whether now owned or hereafter acquired): (i) the Equipment (including, without limitation, all inventory, equipment, fixtures or other property comprising the same), and general intangibles relating thereto, (ii) additions, attachments, accessories and accessions thereto whether or not furnished by the supplier of such Equipment, (iii) any and all Rate Management Obligations, (iv) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto, (v) any and all substitutions, replacements or exchanges for any such Equipment or other collateral, (vi) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the Equipment and other collateral in and against which a security interest is granted hereunder) and (vii) any other property or assets in which Borrower may have in the past or shall have in the future granted a security interest to secure any other obligation of Borrower to Lender or any of its affiliates (collectively, the “Collateral”).

(b)           To further secure the payment and performance of all of the Obligations, the Collateral shall also include, and Borrower hereby grants to Lender a continuing security interest in and assigns to Lender all assets and property of Borrower, including, but not limited to, all of Borrower’s right, title and interest in and to all accounts, accounts receivable, chattel paper, commercial tort claims, contract rights, deposit accounts, documents, instruments, investment property, equipment, fixtures, general intangibles, goods, inventory, letter of credit rights, and all other personal and real property, whether now owned or hereafter acquired, and all products and proceeds thereof.

(c)           Borrower agrees that, with respect to the Collateral, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the applicable jurisdiction from time to time.  To the extent that any proceeds of the Loan are used to acquire equipment, which is not described on Schedule A hereto or to a Note, the Lender is authorized to supplement Schedule A with a description of such equipment.  Upon the acquisition of any such equipment, without further action by Lender or Borrower (i) the equipment described on such supplement to Schedule A shall constitute part of the Equipment and (ii) Schedule A shall be deemed to have been amended to include such supplement.

4.             Conditions Precedent.

(a)           Concurrently with the execution hereof, or on or prior to the date on which Lender is to make the first Advance hereunder, Borrower shall cause to be provided to Lender the following:

(i) a certificate of a member, managing member or other responsible officer of Borrower date hereof (or in any case prior to the first Advance, if after the date of this Agreement) certifying (A) the incumbency of each of the members, managing members or other officers executing the applicable Loan Documents and, if such member or managing member is a corporation or other entity, the incumbency of the individual officer executing such documents on behalf of the member or managing member, (B) a copy of the articles of organization, operating agreement, and other applicable organizational documents of Borrower and (C) copies of any other documents evidencing the authorization of the members, managing members or other responsible officers on behalf of the Borrower to execute, deliver and perform this Agreement, any Notes and each other Loan Document; if requested by Lender, an opinion of counsel for Borrower in form and substance satisfactory to Lender as to the matters set forth in Section 12 and as to such other matters as Lender may reasonably request.

(b)           The obligation of Lender to make any Advance hereunder is subject to the satisfaction (or waiver by Lender) of each of the following conditions prior to the date specified for such Advance: (i) Lender shall have received each of the following documents in form and substance satisfactory to Lender:  (A) a certificate executed by a member, managing member or other chief financial officer of Borrower certifying that the representations and warranties of Borrower contained herein and in each of the Loan Documents remain true and correct as of such date, and no Default or Event of Default (as defined in Section 13) has occurred both with and without giving effect to the transactions contemplated hereby; (B) copies of the invoice(s) or other evidence satisfactory to Lender, related to the acquisition cost of the Equipment to which such Advance relates; (C) a schedule describing the Equipment, in a form approved by Lender and to be attached as Schedule A, a supplement to Schedule A and/or as a schedule to the Note; (D) upon delivery of such Equipment, copies of the bills of sale evidencing chain of title from the manufacturer or supplier to the Borrower with respect to such Equipment; and (E) any and all Rate Management Agreements; (ii) Lender shall have received, evidence satisfactory to Lender of the filing of Uniform Commercial Code financing statements or other records relating to the Equipment in form and substance satisfactory to Lender in the jurisdiction in which Borrower is a registered organization and such other jurisdictions as Lender may reasonably request by the date of the Advance; (iii) Lender shall have received evidence of insurance policies covering the Equipment which comply with the requirements of Section 7 hereof; (iv) the representations and warranties of Borrower contained herein and in each of the other Loan Documents shall be true and correct on and as of the date specified for such Advance both with and without giving effect to the making of such Advance; (v) no Default or Event of Default shall have occurred and be continuing or result from the transactions contemplated by the making of such Advance; (vi) Borrower shall have paid the fees and reasonable out-of-pocket expenses of Lender (including the fees and expenses of counsel to the Lender and any filing or recordation fees) incurred in connection with the negotiation, execution and delivery of the Loan Documents relating thereto shall have been paid; (vii) no material adverse change, in the sole judgment of Lender, in the existing or prospective financial condition or results of operations of Borrower or any guarantor of Borrower’s obligations hereunder (a “Guarantor”) which may affect the ability of Borrower to perform its obligations under the Loan Documents, or the ability of any Guarantor to perform its obligations under any Guaranty, shall have occurred since the date of the most recent unaudited financial statements of Borrower delivered to Lender; (viii) Borrower shall have furnished proof of payment for the Equipment prior to the date of each applicable Advance and, to the extent that Borrower has not paid for any Item of Equipment, Lender may remit proceeds of the Advance directly to the vendor of the Equipment in payment thereof; and (ix) Borrower shall have executed and delivered to Lender a Payment Proceeds letter authorizing Lender to remit funds to the appropriate parties.

5.             Acceptance of Equipment.  The execution of each Note relating to any Equipment shall constitute Borrower’s representation and warranty to Lender that such Equipment (a) was received by Borrower, (b) is satisfactory to Borrower in all respects, (c) is suitable for Borrower’s purposes, (d) is in good order, repair and condition, (e) has been installed and operates properly, and (f) is subject to all of the terms and conditions of the Loan Documents.  Borrower’s execution and delivery of each such Note shall be conclusive evidence as between Lender and Borrower that the Items of Equipment described therein are in all of the foregoing respects satisfactory to Borrower, and Borrower shall not assert any claim of any nature whatsoever against Lender based on any of the foregoing matters; provided, however, that nothing contained herein shall in any way bar, reduce or defeat any claim that Borrower may have against any manufacturer or supplier of such Equipment or any other person (other than Lender).  Borrower’s execution of each Note shall be deemed an affirmation and ratification of the terms and conditions herein.

6.             Use and Maintenance; Alterations.

(a)           Borrower covenants and agrees that: (i) Borrower shall use the Equipment solely in the conduct of its business, for the purpose, and in the manner, for which the Equipment was designed, (and shall not permanently discontinue use of the Equipment); (ii) Borrower shall operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (1) the supplier’s or manufacturer’s recommendations all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the supplier or manufacturer thereof or other service provider (including requiring all components, fuels and fluids installed in or used on the Equipment to meet the standards specified by such service provider from time to time), (2) the requirements of all applicable insurance policies, (3) the supply contract or purchase order, so as to preserve all of Borrower’s and Lender’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (4) all applicable laws, and (5) the prudent practice of other similar companies in the same business as Borrower, but in any event, to no lesser standard than that employed by Borrower for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Borrower hereunder, except for ordinary wear and tear resulting despite Borrower’s full compliance with the terms hereof; (iii) shall not discriminate against the Equipment with respect to scheduling of maintenance, parts or service; (iv) shall not change the location of any Equipment from that specified on Schedule A (or otherwise as Borrower informed Lender at the time the Loan was made)

without the prior written consent of Lender and (v) to the extent requested by Lender, shall cause each item of Equipment to be continually marked, in a plain and distinct manner, with the following: “Subject to a Security Interest in favor of “FIFTH THIRD BANK” or such other words designated by Lender on labels furnished by Lender.  If the location for any Equipment comprising collateral for the Loan is a facility leased by Borrower or owned by Borrower subject to one or more mortgage liens, upon the request of Lender, Borrower will obtain a real property waiver or waivers in form and substance satisfactory to Lender from the lenders or mortgagees of such facility.

(b)           Borrower, at its own cost and expense, will promptly replace all parts, appliances, systems, components, instruments and other equipment incorporated in, or installed on, the Equipment which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.  In addition, in the ordinary course of maintenance, service repair, overhaul or testing, Borrower may remove any parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Borrower shall replace such parts as promptly as practicable.  All replacement parts shall be free and clear of all Liens (as defined in Section 6(c)) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the parts replaced, assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof.  Any replacement part installed, or incorporated on, the Equipment shall be considered an accession to such Equipment.

(c)           Borrower will keep the Equipment and its interest therein free and clear of all liens, claims, mortgages, charges and encumbrances of any type regardless of how arising (“Liens”) other than the Lien of the Lender hereunder.  If any Lien shall attach to any Equipment, Borrower will provide written notification to Lender within five (5) days after Borrower receives notice of any such attachment stating the full particulars thereof and the location of such Equipment on the date of such notification.

(d)           At its sole option, Borrower may make any alteration, modification or attachment to the Equipment deemed appropriate by Borrower, provided that such alteration, modification, attachment is of a type which is readily removable without damage to the Equipment, does not decrease the value, condition, utility or useful life of the Equipment or cause such Equipment to become a fixture (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), or real property or affect the insurability or impair any manufacturer’s warranty with respect to the Equipment.  All alterations, modifications and attachments of whatsoever kind or nature made to any Equipment that cannot be removed without damaging or reducing the functional capability, economic value or insurability of the Equipment or impairing any manufacturer’s warranty shall only be made with the prior written consent of the Lender and shall be deemed to be part of the Equipment and subject to the Lien of this Agreement.  Under no circumstance shall any alteration, modification or attachment be subjected by Borrower to any encumbrance other than the Lien of the Lender hereunder.

7.             Insurance.

(a)           Borrower shall provide, maintain and pay for insurance coverage with respect to the Equipment, insuring against, among other things, the loss, theft, damage, or destruction of the Equipment, in amounts acceptable to Lender; and public liability and property damage with respect to the use or operation of the Equipment in amounts acceptable to Lender.  All insurance against loss shall name Lender as the sole loss payee and all liability insurance shall name Lender and its successors and assignees and their subsidiaries and affiliated companies, and their successors and assigns as additional insureds.  All of such insurance shall be in form (including all endorsements required by Lender), and with companies, reasonably satisfactory to Lender.

(b)           All policies of insurance required hereunder shall (i) provide that any cancellation, expiration, lapse, or material modification shall not be effective as to the Lender for a period of thirty (30) days after receipt by Lender of written notice thereof; (ii) provide that premiums may be paid by the Lender, but without liability on the part of the Lender for such premiums; (iii) be primary without any right of set-off or right of contribution from any other insurance carried by the Lender; (iv) contain breach of warranty provisions providing that, in respect of the interests of the Lender, the insurance shall not be invalidated by any action, inaction or breach of warranty, declaration, or condition by Borrower or any other person or by any fact or information known to Lender; and (v) waive any right of subrogation against Lender.

(c)           If Borrower does not obtain, maintain or furnish to Lender acceptable proof of the insurance coverage required by this Agreement, Lender shall be entitled to procure such insurance, as Lender shall deem appropriate in its discretion, at Borrower’s sole cost and expense.

8.             Risk of Loss; Damage to Equipment.

(a)           Borrower shall bear the entire risk of loss and damage to any and all Items of Equipment from any cause whatsoever, whether or not insured against.  No loss or damage shall relieve Borrower of the obligation to pay any amounts due under the Note or of any other Obligations.  An “Event of Loss” shall be deemed to have occurred with respect to any Item of Equipment if such Item of Equipment or any material part thereof has been lost, stolen, requisitioned or condemned by any governmental authority, damaged beyond repair or damaged in such a manner that results in an insurance settlement on the basis of an actual or arranged total loss.

(b)           Upon any loss or damage to any Item of Equipment not constituting an Event of Loss, Borrower will promptly notify Lender of such loss or damage, and in any event within thirty (30) days of such loss or damage (or such longer period as Lender shall determine in its sole discretion), place such Item of Equipment in good condition and repair as required by the terms of this Agreement.  If an Event of Loss to any Item of Equipment has occurred, Borrower shall immediately notify Lender of same, and at the option of Lender, Borrower shall: (i) not more than thirty (30) days following such Event of Loss (or such longer period as Lender shall determine in its sole discretion) replace such Item of Equipment with replacement equipment (acceptable to Lender) in as good condition and repair, and with the same value remaining useful economic life and utility, as such replaced Item of Equipment immediately preceding the Event of Loss (assuming that such replaced Item of Equipment was in the condition required by this Agreement), which replacement equipment shall immediately, and without further act, be deemed to constitute Equipment and be fully subject to this Agreement as if it originally constituted part of the Equipment hereunder and shall be free and clear of all Liens; or (ii) prepay on the next succeeding Payment Date (as defined in each Note relating to the Equipment) (the “Prepayment Date”), together with all other amounts due and payable on such Prepayment Date, an amount equal to the Ratable Portion (as defined below) of each installment of principal and interest payable under such Note on each Payment Date after the Prepayment Date, in each case, discounted from the Payment Date on which such payment would have been due to the Prepayment Date at a rate per annum equal to the 30 day LIBOR rate as of the date of the Note to be prepaid or the Prepayment Date, whichever is lower.  As used herein, “Ratable Portion” means a fraction the numerator of which is the original amount advanced to Borrower in respect of the purchase of such Item of Equipment and the denominator of which is the original principal amount of such Note.  Upon Lender’s receipt of the payment required under clause (ii) above, Lender shall release its security interest in the Item of Equipment to which such payment relates.

9.             Application of Proceeds.  Notwithstanding anything herein to the contrary, all funds received at any time by Lender, whether as a result of any loss of the Equipment, as a result of the exercise of any remedy or otherwise shall be applied as follows: (i) if the Loan has not been accelerated pursuant to Section 13, in the following manner: first, to the payment of all fees, charges and other sums (with exception of principal and interest) due and payable hereunder and under each Note, second, to the payment of all interest (including default interest) then due and payable on the outstanding principal of the Loan, third, to the payment of all principal then due and payable on the Loan, fourth, to the payment of the remaining principal on the Loan in inverse order of maturity, and fifth, to Borrower or such other person as may have an interest in such proceeds, as their interests may appear, and (ii) if the Loan has been accelerated pursuant to Section 13, or if a Default or an Event of Default hereunder shall have occurred, in the following manner: first, to the payment or reimbursement of Lender for all costs, expenses and losses incurred or sustained by Lender in or incidental to the collection of the Obligations, or the exercise, protection or enforcement of all or any of the rights and remedies of Lender under the Loan Documents, and second, to the payment of all of the Obligations in the manner and order as provided in clause (i) above.  If the Loan is comprised of more than one Note, Lender shall be entitled to apply proceeds to one or more of the Notes in such order and manner as the Lender may, in its discretion, deem appropriate.

10.           Financial, Other Information and Notices.

(a)           Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender:

(i)            Within forty-five (45) days after the end of each quarter, a copy of Primoris Services Corporation’s financial statements for that quarter and for the year to date compiled by a firm of independent certified public accountants acceptable to Lender, (which acceptance shall not be unreasonably withheld) and certified as complete and correct, subject to changes resulting from year-end adjustments, by a member, managing member or other chief financial officer of Primoris Services Corporation.

(ii)           Within one hundred twenty (120) days after the end of each fiscal year, a copy of Borrower’s internally prepared consolidated financial statements for the year in a form reasonably acceptable to Lender, prepared and certified as complete and correct by a member, managing member or other chief financial officer of Borrower.

(iii)          Within one hundred twenty (120) days after the end of each fiscal year, a copy of Primoris Services Corporation’s consolidated year end financial statements audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification.

All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.  So long as Primoris Services Corporation is a reporting company under the Securities Exchange Act of 1934 and is timely filing the reports required thereunder to the Securities Exchange Commission, Primoris Services Corporation will have no obligation to furnish its financial statements as provided above.

(b)           Borrower shall provide prompt written notice to Lender (i) of any Event of Default, (ii) of any loss or damage to any Item of Equipment or any Event of Loss with respect to any Item of Equipment, and (iii) any existing or threatened investigation, claim or action by any governmental authority which could adversely affect the Equipment or this Lease.

(c)           Borrower shall furnish such other information as Lender may reasonably request from time to time relating to the Equipment, this Loan or the operation or condition of Borrower including, without limitation, such additional financial statements of the Borrower for such periods as Lender may request.

11.           Inspections.  Lender may from time to time during Borrower’s normal business hours, inspect the Equipment and Borrower’s records with respect thereto.  Borrower shall cooperate with Lender in scheduling such inspection and in making the Equipment available for inspection by Lender or its designee at a single location as reasonably specified by Borrower.  Borrower will, upon reasonable request, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering any loss or damage, a certificate of no Event of Default, or such other information or evidence of compliance with Borrower’s obligations under this Agreement as Lender may reasonably request.

12.           Borrower’s Representations and Warranties.  Borrower represents and warrants as of the date of execution and delivery of this Agreement and as of the date of each Advance as follows:  (a) Borrower is a limited liability company organized under the laws of the State of Nevada, having a principal place of business at 26000 Commercentre Drive, Lake Forest, California, 92630, duly organized, validly existing under the laws of the jurisdiction of its organization with full power to enter into and to pay and perform its obligations under this Agreement and the other Loan Documents, and is duly qualified or licensed in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Agreement; (b) this Agreement and all other Loan Documents have been duly authorized, executed and delivered by Borrower, are valid, legal and binding obligations of Borrower, are enforceable against Borrower in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Borrower’s organization documents, any agreement to which it is a party or by which it or any of its property is bound, or any applicable law, regulation or order of any governmental authority; (c) the proceeds of each Advance will be used exclusively to finance the acquisition of the Equipment; (d) Borrower is (or upon the acquisition thereof will be) the sole owner of, and has good and marketable title to, and all necessary rights in, and power to transfer pursuant to the terms hereof, all of the Equipment, free and clear of all liens and encumbrances (excepting only the Lien of the Lender), and upon the filing with the Secretary of State of Nevada of a Uniform Commercial Code financing statement naming Lender, as secured party, Borrower, as debtor, and the Equipment as the collateral, Lender shall have a valid, perfected, first priority security interest in the Equipment; (e) no approval of, or filing with, any governmental authority or other person is required in connection with Borrower’s entering into, or the payment or performance of its obligations under, this Agreement and the other Loan Documents; (f) there are no suits or proceedings pending or, to the knowledge of Borrower, threatened, before any court or governmental agency against or affecting Borrower which, if decided adversely to Borrower, would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Agreement and the other Loan Documents; (g) the financial statements of Borrower which have been delivered or made publicly available to Lender have been prepared in accordance with generally accepted accounting principals consistently applied, and fairly present Borrower’s financial condition and the results of its operations as of the date of and for the period covered by such statements (subject to customary year-end adjustments), and since the date of such statements there has been no adverse change in such financial condition or operations; (h) Borrower’s full and correct legal name is set forth on the signature page hereof and Borrower will not change its legal name or the location of its jurisdiction of organization without giving to Lender at least thirty (30) days prior written notice thereof; (i) the Equipment will always be used for business or commercial, and not personal purposes; (j) Borrower is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have an adverse effect on the condition of its business or its ability to perform any of its obligations under or the enforceability of this Agreement; (k) under the laws of the jurisdiction(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures; and (l) Borrower is, and will remain, in full compliance with all laws and regulations applicable to it including without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Borrower is or shall be (A) listed on the Specially Designated National and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulations or (C) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive order and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

Borrower’s representations and warranties shall survive termination or expiration of this Agreement.

13.           Events of Default and Remedies.

(a)           Each of the following events constitutes an “Event of Default” hereunder and any event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall constitute a “Default” hereunder: (i) Borrower fails to pay any amount of principal and interest when due under any Note and such failure continues for a period of ten (10) days; (ii) any representation or warranty made by Borrower in this Agreement, any Note or in any other Loan Document shall at any time prove to have been incorrect in any material respect as and when made; (iii) Borrower (A) fails to obtain and maintain the insurance coverage required herein; or (B) fails to observe or perform any other covenant, condition or agreement under this Agreement, any Note or any other Loan Document and, in the case of clause (B), such failure continues unremedied for a period of fifteen (15) days; (iv) Borrower or any Guarantor which is not an individual shall have consolidated with or merged with or into another entity, or conveyed, sold or otherwise transferred all or substantially all of its assets or shall have failed to maintain its corporate existence; (v) Borrower or any Guarantor that is an individual dies or becomes permanently and totally disabled; (vi) Borrower or any Guarantor (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature or generally fails to pay its debts as they become due; (C) initiates any voluntary bankruptcy, reorganization, insolvency or similar proceeding; (D) fails to obtain the discharge of any bankruptcy, reorganization, insolvency or similar proceeding initiated against it by others within sixty (60) days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee, custodian or receiver or other officer with similar powers for itself or a substantial part of its property; or (F) a trustee, custodian or receiver or other officer with similar powers is appointed for itself or for a substantial part of its property; (vii) a default shall have occurred and be continuing under any contract, agreement or document between Borrower or any Guarantor and Lender or any affiliate of Lender; (viii) nonpayment by Borrower of any Rate Management Obligation when due or the breach by Borrower of any term, provision, or condition contained in any Rate Management Agreement; (ix) a default shall have occurred and be continuing under any contract, agreement or document between Borrower and any of its other creditors, (x) if Borrower’s obligations are guaranteed by any other party, an “Event of Default” (under and as defined in the Guaranty executed by such Guarantor) shall occur; (xi) Lender shall have determined, in its sole discretion, that a material adverse change in Borrower’s existing or prospective financial condition, management or results of operations since the date hereof which may affect the ability of Borrower to perform its obligations under the Loan Documents has occurred; or (xii) the owners of the capital stock or other units of ownership on the date of this Agreement entitled to vote for the election of the board of directors of Borrower or other similar governing body cease to own or do not have the unencumbered right to vote in the aggregate at least ninety percent (90%) of such capital stock or other ownership interest of Borrower.

(b)           Upon the occurrence of an Event of Default, Lender may, (i) at its option, declare all of the Obligations, including the entire unpaid principal of all Notes, all of the unpaid interest accrued therein, and all of the other sums (if any) payable by Borrower under this Agreement, any Notes, or any of the other Loan Documents, to be immediately due and payable, plus three percent (3%) of the unpaid principal of all Notes declared due by Lender (as compensation for reinvestment costs and not as a penalty), and (ii) proceed to exercise any one or more of the following remedies and any additional rights and remedies permitted by law (none of which shall be exclusive), all of which are hereby authorized by Borrower:

(i)            Borrower shall upon demand assemble or cause to be assembled any or all of the Equipment at a location designated by Lender; and/or to return promptly, at Borrower’s expense, any or all of the Equipment to Lender at such location;

(ii)           Lender may itself or by its agents enter upon the premises of Borrower or any other location where the Equipment is located and take possession of and render unusable by Borrower any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession;

(iii)          Sell, lease or otherwise dispose of any or all of the Equipment, whether or not in Lender’s possession, at public or private sale with or without notice to Borrower, with the right of Lender to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers’ fees), to the obligations of Borrower under the Notes and the other Loan Documents, with Borrower remaining liable for any deficiency, or retain any and all of the Equipment;

(iv)          Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Borrower or to recover damages associated with such Event of Default; or exercise any other right or remedy available to Lender at law or in equity; and

(v)           By offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lender or any affiliate of Lender, and with respect to which Borrower has an interest, against any obligations of Borrower arising under this Agreement, any Notes or any other Loan Document, whether or not Borrower has pledged, assigned or granted a security interest to Lender in any or all such sums as collateral for said obligations.

(c)           Borrower shall indemnify, defend and hold Lender harmless for any loss, personal injury (including death), or damage to property, suffered by Lender, its employees or any of its agents in connection with its entry onto the premises of Borrower or any third party hereunder.  Each of the rights and remedies of Lender hereunder and under the other Loan Documents is in addition to all of its other rights and remedies hereunder, under the other Loan Documents and under applicable law and nothing in this Agreement or any other Loan Document shall be construed as limiting any such right or remedy.  Lender’s failure to exercise or delay in exercising any right, power or remedy available to Lender shall not constitute a waiver or otherwise affect or impair its rights to the future exercise of any such right, power or remedy.  Waiver by Lender of any Event of Default shall not be a waiver by Lender of any other or subsequent Events of Default.

(d)           Borrower shall notify Lender in writing of the occurrence of an Event of Default pursuant to this Agreement promptly after such Event of Default has occurred, and in any event within ten (10) days thereafter.

14.           General Indemnification.  Borrower shall pay, and shall indemnify and hold Lender, its directors, officers, agents, employees, successors and assigns (each an “Indemnitee”) harmless on an after-tax basis from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, liabilities, demands and judgments, and Liens, of any nature whatsoever (collectively, a “Liability”) arising out of or in any way related to: (a) the Loan Documents, (b) the manufacture, purchase, ownership, title, selection, acceptance, rejection, possession, lease, sublease, operation, use, maintenance, documenting, inspection, control, loss, damage, destruction, removal, storage, surrender, sale, use, condition, delivery, nondelivery, return or other disposition of or any other matter relating to any Item of Equipment or any part or portion thereof (including, in each case and without limitation, latent or other defects, whether or not discoverable, any claim for patent, trademark or copyright infringement) and any and all Liabilities in any way relating to or arising out of injury to persons, properties or the environment or any and all Liabilities based on strict liability in tort, negligence, breach of warranties or violations of any regulatory law or requirement, (c) a failure to comply fully with applicable law and (d) Borrower’s failure to perform any covenant, or Borrower’s breach of any representation or warranty, hereunder; provided, that the foregoing indemnity shall not extend to the Liabilities to the extent resulting solely from the gross negligence or willful misconduct of an Indemnitee.

15.           No Reduction.  All payments due to the Lender under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by Borrower thereunder, shall be made, observed or performed by Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether in tort, contract or otherwise) or for any tax, levy or impost.

16.           Power of Attorney and Filing Authority.  Borrower hereby authorizes Lender to file financing statements, either before or after an Advance and, if applicable, amendments and continuation statements, and execute in the name of Borrower any other documents, including applications for or transfers of title, that Lender may reasonably deem necessary to perfect and maintain Lender’s interest in the Equipment, to exercise its rights and remedies hereunder and to fully consummate all transactions contemplated under this Agreement.  Borrower hereby irrevocably makes, constitutes and appoints, with an interest, Lender as true and lawful attorney with power to sign the name of Borrower on any such documents.  Borrower agrees promptly to execute and deliver to Lender such further documents or other assurances, and to take such further action, as Lender may from time to time reasonably request.  Lender shall have the right to receive, endorse, assign and/or deliver in the name of Borrower any and all checks, drafts and other instruments for the payment of money relating to the Collateral, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done with gross (not mere) negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

17.           Successors and Assigns.  This Agreement shall inure to the benefit of Lender, its successors and assigns.  Borrower shall not sublease or otherwise relinquish possession of any Equipment, or assign, transfer or encumber its rights, interest or obligation hereunder.  Lender reserves the right to sell, assign, transfer, negotiate or grant any interest in all or any part of, or any interest in, Lender’s rights and obligations in, under and to this Agreement, any Note, any one or more of the Loan Documents, in the Equipment and/or the Obligations, at any time and from time to time.  Borrower will fully cooperate with Lender in connection with any such conveyance and will execute and deliver such consents and acceptances to any such conveyance, amendments to this Agreement in order to effect any such conveyance (including, without limitation, the appointment of Lender as agent for itself and all assignees) and new or replacement promissory notes for any Note (in an aggregate principal amount not to exceed the Lender’s Commitment) in conjunction with any such conveyance.

18.           Miscellaneous.

(a)           Borrower shall pay all costs and expenses of Lender, including, without limitation, reasonable attorneys’ and other professional fees, incurred by Lender in the preparation, negotiation, execution and enforcement of the Loan Documents, perfection of security interests, payment of any obligations of Borrower required to be performed under this Agreement (including without limitation, taxes and assessments with respect to any Collateral), enforcement of any terms, conditions or provisions hereof and protection of Lender’s rights hereunder.  If Borrower fails to reimburse Lender for any such costs and expenses within thirty (30) days of invoice, interest shall accrue at the Default Rate on the unpaid balance thereof.

(b)           This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  Any judicial proceeding arising out of or relating to this Agreement may be brought in any court of competent jurisdiction in Hamilton County, Ohio and each of the parties hereto (i) accepts the nonexclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum.  BORROWER AND LENDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

(c)           All notices delivered hereunder shall be in writing (including facsimile) and shall be delivered to the following addresses:

if to Borrower :

Stellaris LLC
26000 Commercentre Drive
Lake Forest, CA 92630
Attn: Alfons Theeuwes
Facsimile: (949) -

If to Lender:

Fifth Third Commercial Leasing Co.
Mail Drop 10904A
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Telephone: (800) 998-3444
Facsimile: (513) 534-6706

(d)           Borrower acknowledges and agrees that time is of the essence with respect to its performance under the Loan Documents.  Any failure of Lender to require strict performance by Borrower or any waiver by Lender of any provision herein shall not be construed as a consent or waiver of any provision of this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns.

(e)           This Agreement, together with all other Loan Documents, constitutes the entire understanding or agreement between Lender and Borrower with respect to the Loan, and supercedes all prior agreements, representations and understandings relating to the subject matter hereof.

(f)            Neither this Agreement nor any other Loan Document may be amended except by a written instrument signed by Lender and Borrower.

(g)           This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

(h)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.  Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

19.           Definitions.

“Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Modified Following Business Day Convention” means the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day.

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IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the day and year first above written.

LENDER:		BORROWER:

FIFTH THIRD BANK		STELLARIS LLC

By:	/s/ Gerald Whitfield	By:	/s/ Alfons Theeuwes

Name:	Gerald Whitfield	Name:	Alfons Theeuwes

Title:	Vice President	Title:	Chief Financial Officer